Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Yumanity Therapeutics, Inc. (the “Company”) for the period ending March 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2022	/s/ Richard Peters
Richard Peters
President and Chief Executive Officer (Principal Executive Officer)
Date: May 12, 2022	/s/ Michael Wyzga
Michael Wyzga
Chief Financial Officer (Principal Financial Officer)

ACTIVE/111395871.2